                                                                   Exhibit 10.17

                                  U. S. BANCORP
                            1993 STOCK INCENTIVE PLAN
                             AS AMENDED AND RESTATED
                                NOVEMBER 17, 1994
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                                  U. S. BANCORP
                            1993 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                  PAGE

ARTICLE 1  ESTABLISHMENT AND PURPOSE . . . . . . . . . . . . . . . . . . . .   1
     1.1  Establishment; Restatement . . . . . . . . . . . . . . . . . . . .   1
     1.2  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3  Other Option Plans . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.2  Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 3  ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.2  Composition of the Committee . . . . . . . . . . . . . . . . . . .   7
     3.3  Authority of the Committee . . . . . . . . . . . . . . . . . . . .   7
     3.4  Delegation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.5  Liability of Committee Members . . . . . . . . . . . . . . . . . .   8
     3.6  Costs of Plan. . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 4  DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN . . . . . . .   8
     4.1  Duration of the Plan . . . . . . . . . . . . . . . . . . . . . . .   8
     4.2  Shares Subject to the Plan . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 5  ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 6  AWARDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     6.1  Types of Awards. . . . . . . . . . . . . . . . . . . . . . . . . .   9
     6.2  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     6.3  Nonuniform Determinations. . . . . . . . . . . . . . . . . . . . .  10
     6.4  Award Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  10
     6.5  Provisions Governing All Awards. . . . . . . . . . . . . . . . . .  10

ARTICLE 7  OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.1  Types of Options . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.2  General; Limitation on Number of Options . . . . . . . . . . . . .  14
     7.3  Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.4  Option Term. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.5  Time of Exercise . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                      - i -
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     7.6  Special Rules for Incentive Stock Options. . . . . . . . . . . . .  15
     7.7  Restricted Shares. . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.8  Reload Options . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 8  STOCK APPRECIATION RIGHTS . . . . . . . . . . . . . . . . . . . .  16
     8.1  General; Limitation on Number of SARs. . . . . . . . . . . . . . .  16
     8.2  Nature of Stock Appreciation Right . . . . . . . . . . . . . . . .  16
     8.3  Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     8.4  Form of Payment. . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 9  RESTRICTED SHARE AWARDS . . . . . . . . . . . . . . . . . . . . .  16
     9.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     9.3  Restriction Period . . . . . . . . . . . . . . . . . . . . . . . .  17
     9.4  Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     9.5  Settlement of Restricted Share Awards. . . . . . . . . . . . . . .  18
     9.6  Rights as a Shareholder. . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 10  PERFORMANCE SHARE AWARDS . . . . . . . . . . . . . . . . . . . .  18
     10.1  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     10.2  Nature of Performance Share Awards. . . . . . . . . . . . . . . .  18
     10.3  Performance Cycles. . . . . . . . . . . . . . . . . . . . . . . .  18
     10.4  Performance Goals . . . . . . . . . . . . . . . . . . . . . . . .  18
     10.5  Determination of Awards . . . . . . . . . . . . . . . . . . . . .  19
     10.6  Timing and Form of Payment. . . . . . . . . . . . . . . . . . . .  19
     10.7  Rights as a Shareholder . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 11  OTHER STOCK BASED AND COMBINATION AWARDS . . . . . . . . . . . .  20
     11.1  Other Stock-Based Awards. . . . . . . . . . . . . . . . . . . . .  20
     11.2  Combination Awards. . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 12  DEFERRAL ELECTIONS . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 13  DIVIDEND EQUIVALENTS . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 14  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. . . . . . . . .  21
     14.1  Plan Does Not Restrict Bancorp. . . . . . . . . . . . . . . . . .  21
     14.2  Adjustments by the Committee. . . . . . . . . . . . . . . . . . .  21

ARTICLE 15  AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . . . . .  22

ARTICLE 16  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .  22
     16.1  Tax Withholding . . . . . . . . . . . . . . . . . . . . . . . . .  22
     16.2  Unfunded Plan . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     16.3  Payments to Trust . . . . . . . . . . . . . . . . . . . . . . . .  22
     16.4  Annulment of Awards . . . . . . . . . . . . . . . . . . . . . . .  22
                                     - ii -
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     16.5  Engaging in Competition With Bancorp. . . . . . . . . . . . . . .  23
     16.6  Other Bancorp Benefit and Compensation Programs . . . . . . . . .  23
     16.7  Securities Law Restrictions . . . . . . . . . . . . . . . . . . .  23
     16.8  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 17  SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . .  24
                                     - iii -
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                                  U. S. BANCORP
                            1993 STOCK INCENTIVE PLAN

                                    ARTICLE 1
                            ESTABLISHMENT AND PURPOSE


          1.1 ESTABLISHMENT; RESTATEMENT. U. S. Bancorp, an Oregon corporation ("Bancorp"), established the U. S. Bancorp 1993 Stock Incentive Plan (the "Plan") effective as of October 21, 1993, amended and restated the Plan effective February 17, 1994, and further amended and restated the Plan in the present form effective November 17, 1994, subject to shareholder approval as provided in Article 17.

          1.2 PURPOSE. The purpose of the Plan is to promote and advance the interests of Bancorp and its shareholders by enabling Bancorp to attract, retain, and reward key employees of Bancorp and its Subsidiaries. It is also intended to strengthen the mutuality of interests between such employees and Bancorp's shareholders. The Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Bancorp.

          1.3 OTHER OPTION PLANS. The Plan shall be separate from the following existing plans (the "Prior Plans"):

          U. S. Bancorp 1973 Nonqualified Stock Option Plan (the "1973
     Plan")

          U. S. Bancorp 1984 Incentive Stock Option Plan (the "1984 Plan")

          U. S. Bancorp 1985 Stock Option and SAR Plan (the "1985 Plan")

The Plan shall neither affect the operation of the Prior Plans nor be affected by the Prior Plans, except as follows:

          (a) No further stock options will be granted under any of the Prior Plans after the date the Plan is approved by Bancorp's shareholders as described in Article 17; and

          (b) The number of Shares which may be made subject to Awards under the Plan shall be adjusted, pursuant to Section 4.2, to reflect cancellation or expiration of options previously granted under the Prior Plans.
                                      - 1 -
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                                    ARTICLE 2
                                   DEFINITIONS

          2.1 DEFINED TERMS. For purposes of the Plan, the following terms shall have the meanings set forth below:

            "ACQUIRING PERSON" shall mean any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"), as such Section and Rule are in effect as of the Grant Date; provided, however, that the term Acquiring Person shall not include (a) Bancorp or any of its Subsidiaries, (b) any employee benefit plan of Bancorp or any of its Subsidiaries, (c) any entity holding voting capital stock of Bancorp for or pursuant to the terms of any such employee benefit plan, or (d) any person or group solely because such person or group has voting power with respect to capital stock of Bancorp arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

          "AWARD" means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Share Awards, Performance Share Awards, or Other Stock-Based Awards pursuant to the Plan.

          "AWARD AGREEMENT" means an agreement as described in Section 6.4 evidencing an Award under the Plan.

          "BOARD" means the Board of Directors of Bancorp.

          "CHANGE IN CONTROL" shall mean:

          (a) A change in control of Bancorp of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the Grant Date pursuant to the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Acquiring Person hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of Voting Securities; or

          (b) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by Bancorp shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or
                                      - 2 -
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          (c)  There shall be consummated (i) any consolidation or merger of Bancorp in which Bancorp is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of Bancorp in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Bancorp, provided that any such consolidation, merger, sale, lease, exchange, or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a Change in Control; or

          (d) Approval by the shareholders of Bancorp of any plan or proposal for the liquidation or dissolution of Bancorp.

          "CHANGE IN CONTROL DATE" shall mean the first date following the Grant Date on which a Change in Control has occurred.

          "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section shall be construed to refer to the successor provision to such Code section.

          "COMMITTEE" means the Compensation Committee of the Board (or a successor committee appointed by the Board to administer the Plan as provided in
Article 3 of the Plan).

          "COMMON STOCK" means the $5 par value Common Stock of Bancorp or any security of Bancorp issued in substitution, exchange, or lieu thereof.

          "CONTINUING RESTRICTION" means a Restriction described in Sections 6.5(g), 16.4, 16.5, and 16.7 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

          "BANCORP" means U. S. Bancorp, an Oregon corporation, or any successor corporation.

          "DISABILITY" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. However, the Committee may, by

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resolution, change the foregoing definition of "Disability" or may adopt a different definition for purposes of specific Awards.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to successor provisions to such section or rule.

          "FAIR MARKET VALUE" - For all purposes of the Plan, the "Fair Market Value" of Shares on a particular day shall be determined without regard to any restrictions (other than a restriction which, by its terms, will never lapse) and shall mean:

          (a) The low sale price as reported for that day in THE WALL STREET JOURNAL by the National Market System of the National
     Association of Securities Dealers Automated Quotation System (NASDAQ);
     or

          (b) If the low sale price is not reported in THE WALL STREET JOURNAL for that day, the low sale price quoted by NASDAQ for that day.

          If no sale price is reported in THE WALL STREET JOURNAL or quoted by NASDAQ for that day, the low sale price reported or quoted for the immediately preceding day on which it was reported or quoted shall be used. In the event Common Stock becomes listed on a stock exchange, the Committee may, by resolution, revise the foregoing definition of Fair Market Value by reference to trading prices as reported for such stock exchange.

          "INCENTIVE STOCK OPTION" or "ISO" means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code.

          "NONQUALIFIED OPTION" or "NQO" means any Option granted pursuant to the Plan that is not a Statutory Option.

          "OPTION" includes a Statutory Option, an ISO, and an NQO.

          "OTHER STOCK-BASED AWARD" means an Award as defined in Section 11.1.

          "PARTICIPANT" means an employee of Bancorp or a Subsidiary who is granted an Award under the Plan.

          "PERFORMANCE SHARE AWARD" means an Award granted pursuant to the provisions of Article 10 of the Plan, the Vesting of which is contingent on performance attainment.

          "PERFORMANCE CYCLE" means a designated performance period pursuant to the provisions of Section 10.3 of the Plan.

          "PERFORMANCE GOAL" means a designated performance objective pursuant to the provisions of Section 10.4 of the Plan.

          "PERFORMANCE SHARE" means a Share granted under and subject to a Performance Share Award.

          "PLAN" means this U. S. Bancorp 1993 Stock Incentive Plan, as set forth herein and as it may be hereafter amended and from time to time.

          "PRIOR PLANS" mean the previous stock option plans of Bancorp described in Section 1.3.

          "ROAA" or "RETURN ON AVERAGE ASSETS" means a performance goal equal to, for any fiscal period, the ratio, expressed as a percentage, of Bancorp's net income for the period (excluding extraordinary gains from the sale of assets) to the daily average of the book value of Bancorp's assets during the period.

          "REPORTING PERSON" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

          "RESTRICTED SHARE" means a Share granted under and subject to a Restricted Share Award.

          "RESTRICTED SHARE AWARD" means an Award granted pursuant to the provisions of Article 9 of the Plan.

          "RESTRICTION" means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

          "RETIREMENT" means retirement under the U. S. Bancorp Retirement Plan. However, the Committee may, by resolution, change the foregoing definition of "Retirement" or may adopt a different definition for purposes of specific Awards.

          "SHARE" means a share of Common Stock.

          "STATUTORY OPTION" means an Incentive Stock Option or any other form of stock option that is intended to meet the requirements specified in the Code (as the Code may be amended from time to time) for favorable income tax treatment for the Participant, for Bancorp, or for both.

          "STOCK APPRECIATION RIGHT" or "SAR" means an Award providing a benefit based on the appreciation of Common Stock granted pursuant to the provisions of
Article 8 of the Plan.

          "SUBSIDIARY" means a "subsidiary corporation" of Bancorp, within the meaning of Section 425 of the Code, namely any corporation in which Bancorp directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

          "TSR" or "TOTAL SHAREHOLDER RETURN" means a performance goal equal to, for any fiscal year, the ratio, expressed as a percentage, of:

          (a)  The excess of:

               (1) The average daily stock price (based on the mean between the high and low stock trading prices for each day) of the Shares for each trading day of the last fiscal quarter of a fiscal year of Bancorp (or, for purposes of a short fiscal period, of the last fiscal quarter of such period); less

               (2) The average daily stock price (computed in the same manner as described above) of the Shares for the last fiscal quarter of the preceding fiscal year (the "Base
          Price"); plus

               (3) The sum of all cash dividends paid with respect to the Shares during the fiscal year (or, for purposes of a short fiscal period, during the portion of the fiscal year), treating each cash dividend as if it was reinvested in Shares at the Base Price on the dividend payment date; over

          (b)  The Base Price.

          "VEST" or "VESTED" means:

          (a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

          (b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

          (c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

          (d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

          "VOTING SECURITIES" shall mean Bancorp's issued and outstanding securities ordinarily having the right to vote at elections of directors.

          2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan shall also include the opposite gender; and the definition of any term in Section 2.1 in the singular shall also include the plural, and vice versa.

                                    ARTICLE 3
                                 ADMINISTRATION

          3.1 GENERAL. The Plan shall be administered by the Committee or a successor committee as described in Section 3.2.

          3.2 COMPOSITION OF THE COMMITTEE. The Committee shall consist of not less than a sufficient number of members of the Board who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. The Board may from time to time remove members from, or add members to, the Committee.
Vacancies on the Committee, however caused, shall be filled by the Board.   The
Board may, without amendment of the Plan, transfer the duties of the Committee to another committee meeting the requirements of Rule 16b-3.

          3.3 AUTHORITY OF THE COMMITTEE. The Committee shall have full power and authority to administer the Plan in its sole discretion, including the authority to:

          (a)  Construe and interpret the Plan and any Award Agreement;

          (b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

          (c)  Select the employees who shall be granted Awards;

          (d) Determine the number and types of Awards to be granted to each such Participant;

          (e) Determine the number of Shares, or Share equivalents, to be subject to each Award;

          (f) Determine the option price, purchase price, base price, or similar feature for any Award; and

          (g) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, shall be final, conclusive, and binding on all Participants.

                    3.4 DELEGATION. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Bancorp the authority to exercise on behalf of the Committee any power, authority, or discretion of the Committee with respect to Awards granted to Participants who are not Reporting Persons. Matters which the Committee may delegate include, but are not limited to: (a) determining the recipients, types, amounts, and terms of Awards to be granted to Participants who are not Reporting Persons; (b) the acceleration of the time when such an Award becomes Vested; and (c) elections and determinations with respect to exercise or payment of such an Award.

          3.5 LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

          3.6 COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by Bancorp.

                                    ARTICLE 4
               DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

          4.1 DURATION OF THE PLAN. The Plan is effective October 21, 1993, subject to approval by Bancorp's shareholders as provided in Article 17. The Plan shall remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan shall not affect outstanding Awards.

          4.2  SHARES SUBJECT TO THE PLAN.

          (a) SHARES. The shares which may be made subject to Awards under the Plan shall be Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares shall be issued under the Plan.

          (b)  GENERAL LIMITATION ON AWARDS.  Subject to adjustment pursuant to
Article 14, the maximum number of Shares for which Awards may be granted under the Plan shall not exceed 6,000,000 Shares, plus the number of Shares that remain available for grants of options under the Prior Plans as of the date the Plan is approved by Bancorp's shareholders as provided in Article 17. The aggregate number of Shares which may be subject to

Awards under the Plan and options under the Prior Plans (including options previously granted and exercised or outstanding under the Prior Plans as of the effective date of the Plan) shall not exceed 8,250,000 Shares, as adjusted under the Plan and the Prior Plans to reflect changes in capitalization.

          (c) ANNUAL LIMITATION. Subject to adjustment pursuant to Article 14, the maximum number of Shares for which Restricted Share Awards may be granted during any calendar year shall not exceed 400,000 Shares.

          (d) CANCELLATION OR EXPIRATION OF AWARDS. If an Award under the Plan (or any option previously granted under the Prior Plans) is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards (or options under the Prior Plans) shall again become available for additional Awards under the Plan.

                                    ARTICLE 5
                                   ELIGIBILITY

          Officers and other key employees of Bancorp and its Subsidiaries (including employees who may also be directors of Bancorp or a Subsidiary) who, in the Committee's judgment, are or will be contributors to the long-term success of Bancorp shall be eligible to receive Awards under the Plan.

                                    ARTICLE 6
                                     AWARDS

          6.1 TYPES OF AWARDS. The types of Awards that may be granted under the Plan are:

          (a)  Options governed by Article 7 of the Plan;

          (b)  Stock Appreciation Rights governed by Article 8 of the
      Plan;

          (c)  Restricted Share Awards governed by Article 9 of the Plan;

          (d)  Performance Share Awards governed by Article 10 of the
      Plan; and

          (e)  Other Stock-Based Awards or combination awards governed by
      Article 11 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

          6.2 GENERAL. Subject to the limitations of the Plan, the Committee may cause Bancorp to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, shall deem appropriate.
Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

          6.3 NONUNIFORM DETERMINATIONS. The Committee's determinations under the Plan or under one or more Award Agreements, including without limitation,
(a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

          6.4 AWARD AGREEMENTS. Each Award shall be evidenced by a written Award Agreement between Bancorp and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

          6.5 PROVISIONS GOVERNING ALL AWARDS. All Awards shall be subject to the following provisions:

          (a) ALTERNATIVE AWARDS. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically shall cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

          (b) RIGHTS AS SHAREHOLDERS. No Participant shall have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

          (c) EMPLOYMENT RIGHTS. Neither the adoption of the Plan nor the granting of any Award shall confer on any person the right to continued employment with Bancorp or any Subsidiary, nor shall it interfere in any way with the right of Bancorp or a Subsidiary to terminate such person's employment at any time for any reason, with or without cause.

          (d)  NONTRANSFERABLE.  Each Award (other than Shares after they
       Vest) shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable (if exercise is required) during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, Awards may be surrendered to Bancorp pursuant to Section 6.5(h) in connection with the payment of the purchase or option price of another Award.

          (e) TERMINATION OF EMPLOYMENT. The terms and conditions under which an Award may be exercised, if at all, after a Participant's termination of employment shall be determined by the Committee and specified in the applicable Award Agreement.

          (f) PAYMENT OF PURCHASE PRICE AND WITHHOLDING. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option price, if any, for the Shares or other property issuable pursuant to the Award, or the Participant's federal, state, or local tax, or tax withholding, obligation with respect to such issuance in whole or in part by any one or more of the following:

               (i) By delivering previously owned Shares (including Restricted Shares or Performance Shares, whether or not Vested);

               (ii) By surrendering other outstanding Vested Awards under the Plan denominated in Shares or in Share equivalent units;

               (iii) By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

               (iv) By delivering to Bancorp a promissory note payable on such terms and over such period as the Committee shall determine;

               (v) By delivery (in a form satisfactory to the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

                    (A)  To sell Shares subject to the Award and
               to deliver all or a part of the sales proceeds to Bancorp in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

                    (B) To pledge Shares subject to the Award to the broker as security for a loan and to deliver all or a part of the loan proceeds to Bancorp in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

               (vi) In any combination of the foregoing or in any other form approved by the Committee.

       If Restricted Shares or Performance Shares are surrendered in full or partial payment of the purchase or option price of Shares issuable under an Award, a corresponding number of the Shares issued upon exercise of the Award shall be Restricted Shares or Performance Shares subject to the same Restrictions as the surrendered Restricted Shares or Performance Shares. Shares withheld or surrendered as described above shall be valued based on their Fair Market Value on the date of the transaction. Any Shares withheld or surrendered with respect to a Reporting Person shall be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

                    (g)  REPORTING PERSONS.  With respect to all
               Awards granted to Reporting Persons:

                         (i)  Options (or other Awards
                    requiring exercise) shall not be
                    exercisable until at least six months
                    after the date the Award was granted,
                    except in the case of the death or
                    Disability of the Participant; and

                         (ii)  Shares issued pursuant to any
                    Award (other than Options or other
                    Awards requiring exercise) may not be
                    sold by the Participant for at least six months after acquisition, except in the case of the death or Disability of the Participant;

               provided, however, that (unless an Award Agreement expressly provides otherwise) the limitation of this Section 6.5(g) shall apply only if or to the extent required by Rule 16b-3 under the Exchange Act. Award Agreements for Awards to Reporting Persons shall also comply with any future restrictions imposed by such Rule 16b-3.

                    (h)  SERVICE PERIODS.  At the time of
               granting Awards, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

                    (i)  CHANGE IN CONTROL PROVISIONS.  Each
               Award Agreement with respect to an Award granted after November 17, 1994, shall include a provision that as of a Change in Control Date:

                              (A)  An Option or other
                         Award requiring exercise shall
                         become fully and immediately
                         exercisable, notwithstanding
                         any other limitations on
                         exercise;

                              (B)  An Award subject to
                         Restrictions shall become
                         fully Vested; or

                              (C)  A Performance Share
                         or other Award subject to
                         Performance Goals (other than
                         an Option Award where the
                         exercisability of the Option
                         is wholly or partially based
                         on attaining Performance
                         Goals, which shall be governed
                         by paragraph A above) shall be
                         deemed to have been earned to
                         the extent of the greater of:

                                   (1)  A number
                              of Shares determined
                              by the Committee
                              based on the extent
                              to which the
                              Performance Goals
                              specified in the
                              Award Agreement have
                              been achieved during
                              the portion of the
                              Performance Cycle
                              ending on the last
                              day of the last
                              fiscal quarter of
                              Bancorp ending on or
                              before the Change in
                              Control Date; or

                                   (2)  A pro rata
                              number of Shares
                              equal to the product
                              of the Target Shares
                              identified in the
                              Award Agreement
                              multiplied by a
                              fraction with a
                              numerator equal to
                              the whole number of
                              calendar months
                              beginning on or
                              after the Grant Date
                              and ending on or
                              before the Change in
                              Control Date and a
                              denominator equal to
                              the number of
                              calendar months in
                              the entire
                              Performance Cycle
                              specified in the
                              Award Agreement.

               Each Award Agreement with respect to outstanding
               Option Awards (other than Option Awards where the exercisability of the Option can be accelerated based on attaining Performance Goals) granted before November 17, 1994, shall be amended to include similar Change in Control provisions. However, each Award Agreement that includes a Change in Control provision shall be subject to the following limitation:

                         If the Committee in good faith
                    adopts a resolution that (i) the use of
                    the pooling method of accounting with
                    respect to the Change in Control
                    transaction would be materially
                    beneficial to Bancorp, and (ii) the
                    acceleration of the exercisability,
                    Vesting, or earning of the Award in
                    connection with the Change in Control
                    would have a materially adverse effect
                    on Bancorp's ability to use the pooling
                    method of accounting with respect to the Change in Control, then the Award shall not be accelerated on account of the Change in Control.

               Unless the Committee expressly provides otherwise in a specific Award Agreement, an Award shall become exercisable, become Vested, or become earned as of a Change in Control Date only if, or to the extent, such acceleration in the exercisability, Vesting, or earning of the Award does not result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

                                    ARTICLE 7
                                     OPTIONS

          7.1 TYPES OF OPTIONS. Options granted under the Plan may be in the form of Statutory Options (including Incentive Stock Options) or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option shall identify the Option as an ISO, other Statutory Option, or an NQO. In the event the Code is amended to provide for tax-favored forms of Statutory Options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of Statutory Options.

          7.2 GENERAL; LIMITATION ON NUMBER OF OPTIONS. Options shall be subject to the terms and conditions set forth in Article 6 and this Article 7 and Award Agreements governing Options shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable. The number of Shares subject to Options granted under the Plan to any Participant during any five-calendar-year period shall not exceed 500,000.

          7.3 OPTION PRICE. Each Award Agreement for Options shall state the option exercise price per Share of Common Stock purchasable under the Option, which shall not be less than 100 percent of the Fair Market Value of a Share on the date an Option is granted.

          7.4 OPTION TERM. The Award Agreement for each Option shall specify the term, which shall not exceed 10 years from the date of grant, during which the Option may be exercised, as determined by the Committee.

          7.5 TIME OF EXERCISE. The Award Agreement for each Option shall specify, as determined by the Committee:

          (a) The time or times when the Option shall become exercisable and whether the Option shall become exercisable in full or in graduated amounts based on: (i) continuation of employment over a period specified in the Award Agreement, (ii) satisfaction of performance goals or criteria specified in the Award Agreement, or
       (iii) a combination of continuation of employment and satisfaction of performance goals or criteria;

          (b) Such other terms, conditions, and restrictions as to when the Option may be exercised as shall be determined by the Committee; and

          (c) The extent, if any, that the Option shall remain exercisable after the Participant ceases to be an employee of Bancorp or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable shall be accelerated or otherwise modified in the event of the death, Disability, or Retirement of the Participant. The Committee may, at any time in its discretion, accelerate the time when all or any portion of an outstanding Option becomes exercisable.

          7.6 SPECIAL RULES FOR INCENTIVE STOCK OPTIONS. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement shall conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of Bancorp or a Subsidiary. ISOs may not be granted under the Plan after ten years following the date specified in Section 4.1, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

          7.7 RESTRICTED SHARES. In the discretion of the Committee, the Award Agreement for an Option may provide that the Shares issuable upon exercise of an Option shall be Restricted Shares, subject to Restrictions specified in the Award Agreement.

          7.8 RELOAD OPTIONS. The Committee, in its discretion, may provide in an Award Agreement for an Option that in the event all or a portion of the Option is exercised by the Participant using previously acquired Shares, the Participant shall automatically be granted (subject to the available pool of Shares subject to grants of Awards as specified in Section 4.2 of the Plan) a replacement Option (with an option price equal to the Fair Market Value of a Share on the date of such exercise) for a number of Shares equal to (or equal to a portion of) the number of Shares surrendered upon exercise of the Option.
Such

Reload Option features may be subject to such terms and conditions as the Committee shall determine, including without limitation, a condition that the Participant retain the Shares issued upon exercise of the Option for a specified period of time.

                                    ARTICLE 8
                            STOCK APPRECIATION RIGHTS

          8.1 GENERAL; LIMITATION ON NUMBER OF SARS. Stock Appreciation Rights or SARs shall be subject to the terms and conditions set forth in Article 6 and this Article 8 and Award Agreements governing Stock Appreciation Rights shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable. The number of Shares subject to SARs granted under the Plan to any Participant during any five-calendar-year period shall not exceed 500,000.

          8.2 NATURE OF STOCK APPRECIATION RIGHT. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee shall determine at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR shall have been exercised. The base price shall be designated by the Committee in the Award Agreement for the SAR and shall be the Fair Market Value of a Share on the grant date of the SAR or such other higher price as the Committee shall determine.

          8.3 EXERCISE. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR shall be automatically exercised on one or more specified dates or upon the satisfaction of performance goals or criteria or one or more other conditions specified by the Committee in the SAR Award Agreement. In the case of SARs granted to Reporting Persons, exercise of the SAR shall be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

          8.4 FORM OF PAYMENT. Payment upon exercise of a Stock Appreciation Right may be made in cash, in installments, in Shares, or in any other manner or combination of such methods, or in any other form as the Committee, in its discretion, shall determine.

                                    ARTICLE 9
                             RESTRICTED SHARE AWARDS

          9.1 GENERAL. Restricted Share Awards shall be subject to the terms and conditions of Article 6 and this Article 9 and Award Agreements governing Restricted Shares shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

          9.2 NATURE OF RESTRICTED SHARE AWARDS. A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Bancorp upon termination of Participant's employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares.
Each Participant receiving a Restricted Share may be issued a stock certificate in respect of such Shares, registered in the name of such Participant, and bearing a legend referring to the Restrictions set forth in the Award Agreement, and shall execute a stock power in blank with respect to the Shares evidenced by such certificate. The certificate evidencing such Restricted Shares and the stock power shall be held in custody by Bancorp until the Restrictions thereon shall have lapsed.

          9.3 RESTRICTION PERIOD. Award Agreements for Restricted Share Awards shall provide that Restricted Shares may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Shares, the Participant must remain in the employment of Bancorp or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of a Restricted Share Award or the Restricted Shares received under or governed by the Restricted Share Award (other than surrender to Bancorp pursuant to Section 6.5(h)). The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant shall be entitled to settlement of the Restricted Share Award or portion thereof, as the case may be. Although Restricted Share Awards shall usually Vest based on continued employment and Performance Share Awards under Article 10 shall usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Share Awards on attainment of Performance Goals as well as continued employment. In such case, the Restriction Period for such a Restricted Share Award shall include the period prior to satisfaction of the Performance Goals. The Committee, in its discretion, may accelerate the Vesting of any Restricted Share Award.

          9.4 FORFEITURE. If a Participant ceases to be an employee of Bancorp or a Subsidiary during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement) or otherwise fails to satisfy the conditions specified in an Award Agreement, the Award Agreement may require that all non-Vested Restricted Shares previously granted to the Participant be forfeited and returned to Bancorp.

          9.5 SETTLEMENT OF RESTRICTED SHARE AWARDS. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant's stock power will be returned and the Shares will no longer be Restricted Shares.

          9.6 RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to unforfeited Restricted Shares for which a certificate has been issued in the Participant's name under a Restricted Share Award, all the rights of a shareholder of Bancorp, including the right to vote the Shares, and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares covered by the Restricted Share Award and shall be subject to the same Restrictions.

                                   ARTICLE 10
                            PERFORMANCE SHARE AWARDS

          10.1 GENERAL. Performance Share Awards shall be subject to the terms and conditions set forth in Article 6 and this Article 10 and Award Agreements governing Performance Share Awards shall contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

          10.2 NATURE OF PERFORMANCE SHARE AWARDS. A Performance Share Award is an Award of Shares granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such Award or a portion thereof in the event specified performance criteria are not met within a designated period of time. A Participant receiving a Performance Share Award may (but need not) be issued a stock certificate in respect of such Shares, registered in the name of Participant, and bearing a legend referring to the terms and conditions set forth in the Award Agreement and shall execute a stock power in blank with respect to the Shares evidenced by such certificate. Any certificate evidencing such Performance Shares and the stock power shall be held in custody by Bancorp until the Performance Goals are satisfied.

          10.3 PERFORMANCE CYCLES. For each Performance Share Award, the Committee shall designate a performance period (the "Performance Cycle") with a duration to be determined by the Committee in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

          10.4 PERFORMANCE GOALS. The Committee shall establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals selected by the Committee may include performance criteria for Bancorp, a Subsidiary, or an operating group, division, or unit of Bancorp and its Subsidiaries. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Bancorp, changes in
                                     - 18 -
applicable tax laws or accounting principles, or such other factors as the Committee may determine.

          10.5 DETERMINATION OF AWARDS. As soon as practicable after the end of a Performance Cycle, the Committee shall determine the extent to which Performance Share Awards have been earned on the basis of performance in relation to the established Performance Goals.

          10.6 TIMING AND FORM OF PAYMENT. Settlement of earned Performance Shares shall be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under
Section 10.5 by the issuance and delivery of unrestricted Shares equal to the number of earned Performance Shares or by a combination of cash and Performance Shares, as determined by the Committee.

          10.7 RIGHTS AS A SHAREHOLDER. Unless a stock certificate is issued with respect to a Performance Share Award as provided in Section 10.2, a Participant shall not have any rights as a shareholder with respect to unearned Performance Shares. With respect to unearned Performance Shares for which a certificate has been issued in the Participants name under a Performance Share Award, a Participant shall have all the rights of a shareholder of Bancorp, including the right to vote the Shares, and the right to receive any cash dividends. Stock dividends issued with respect to Performance Shares shall be treated as additional Performance Shares covered by the Performance Share Award and shall be subject to the same terms and conditions.

          10.8 AWARDS FOR EXECUTIVE OFFICERS. All Performance Share Awards to executive officers of Bancorp and its Subsidiaries shall be subject to the following specific requirements:

          (a) The Performance Goals shall be Bancorp's Return on Average Assets ("ROAA") and the extent (expressed as a percentage) by which Bancorp's Total Shareholder Return ("TSR") exceeds the median TSR of the Standard and Poors Regional Banks index (the "TSR Percentage").

          (b) The maximum number of Shares which may be granted to any executive officer pursuant to Performance Share Awards granted in any calendar year shall not exceed 60,000 (subject to adjustment pursuant to Article 14.

          (c) For Performance Share Awards granted prior to November 17, 1994, upon the occurrence of a Change in Control Date prior to the expiration of a Performance Cycle, the number of Performance Shares shall (except as otherwise provided in this Section 10.8(c) or in Section 10.8(d)) be determined based on the achievement of the ROAA and TSR Percentage goals during the portion of the Performance Cycle ending on the last day of the last fiscal quarter of Bancorp ending on or before the Change in Control

       Date.  However, if the Committee in good faith adopts a resolution that
       (i) the use of the pooling method of accounting with respect to the Change in Control transaction would be materially beneficial to Bancorp and (ii) the computation of earned Performance Shares as described in this Section 10.8(c) would have a materially adverse effect on Bancorp's ability to use the pooling method, then the provisions of this
       Section 10.8(c) shall not apply and the earned Performance Shares shall be computed based on the full Performance Cycle.

          (d) Unless the Committee expressly provides otherwise in a specific Award Agreement, the acceleration of the earning of the Performance Shares pursuant to the provisions of paragraph 10.8(c) shall occur only if, or to the extent, such acceleration of the earning of the Performance Shares does not result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

                                   ARTICLE 11
                    OTHER STOCK BASED AND COMBINATION AWARDS

          11.1 OTHER STOCK-BASED AWARDS. The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Other Stock-Based Awards are not restricted to any specified form or structure and may include, without limitation, Share purchase warrants, other rights to acquire Shares, and securities convertible into or redeemable for Shares. The number of Shares subject to Other Stock-Based Awards granted to any Participant during any five-calendar-year period shall not exceed 500,000. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

          11.2  COMBINATION AWARDS.   The Committee may also grant Awards under
the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Bancorp, including the plan of any acquired entity. No action authorized by this section shall reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant's consent.

                                   ARTICLE 12
                               DEFERRAL ELECTIONS

          If a Participant in the Plan who is eligible to participate in the
U. S. Bancorp 1991 Executive Deferred Compensation Plan, or any successor or other similar deferred compensation plan maintained by Bancorp or a Subsidiary, makes an effective deferral election under such deferred compensation plan which covers Awards under this Plan, the payment of cash (or, if permitted by such deferred compensation plan, the delivery of

Shares) that would otherwise be due to such Participant by virtue of the exercise, earn out, or Vesting of an Award under this Plan may be deferred under the terms of the deferred compensation plan.

                                   ARTICLE 13
                              DIVIDEND EQUIVALENTS

          Restricted Share Awards and Performance Share Awards for which no certificate is issued in the Participants name before Vesting (and other Awards other than Options or Awards requiring exercise) may, at the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

                                   ARTICLE 14
                ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

          14.1 PLAN DOES NOT RESTRICT BANCORP. The existence of the Plan and the Awards granted under the Plan shall not affect or restrict in any way the right or power of the Board or the shareholders of Bancorp to make or authorize any adjustment, recapitalization, reorganization, or other change in Bancorp's capital structure or its business, any merger or consolidation of the Bancorp, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Bancorp's capital stock or the rights thereof, the dissolution or liquidation of Bancorp or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

          14.2  ADJUSTMENTS BY THE COMMITTEE.   In the event of any change in
capitalization affecting the Common Stock of Bancorp, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, shall be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Bancorp assets to shareholders.
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                                   ARTICLE 15
                            AMENDMENT AND TERMINATION

          Without further approval of Bancorp's shareholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Article 14 of the Plan), or (iii) materially modify the requirements as to eligibility for participation in the Plan.
Without further shareholder approval, the Board or the Committee may amend the Plan to take into account changes in applicable securities, federal income tax laws, and other applicable laws. Further, should the provisions of Rule 16b-3, or any successor rule, under the Exchange Act be amended, the Board or the Committee, without further shareholder approval, may amend the Plan as necessary to comply with any modifications to such rule.

                                   ARTICLE 16
                                  MISCELLANEOUS

          16.1 TAX WITHHOLDING. Bancorp shall have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Bancorp to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to Bancorp for the satisfaction of any such withholding tax obligations. Bancorp shall not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

          16.2 UNFUNDED PLAN. The Plan shall be unfunded and Bancorp shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Bancorp to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Bancorp shall be deemed to be secured by any pledge of, or other encumbrance on, any property of Bancorp.

          16.3 PAYMENTS TO TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

          16.4 ANNULMENT OF AWARDS. Any Award Agreement may provide that the grant of an Award payable in cash is revocable until cash is paid in settlement thereof or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate (without Restriction or legend) in settlement thereof. In the event the employment of a Participant is terminated for cause (as defined below), any Award which
                                     - 22 -
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is revocable shall be annulled as of the date of such termination for cause.
For the purpose of this Section 16.4, the term "for cause" shall have (in the event the Participant has an employment agreement) the meaning set forth in the Participant's employment agreement or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Bancorp or for other job performance or conduct which is materially detrimental to the best interests of Bancorp, as determined by the Committee.

          16.5 ENGAGING IN COMPETITION WITH BANCORP. Any Award Agreement may provide that, if a Participant terminates employment with Bancorp or a Subsidiary for any reason whatsoever, and within a period of time (as specified in the Award Agreement) after the date of such termination accepts employment with any competitor of (or otherwise engages in competition with) Bancorp, the Committee, in its sole discretion, may require such Participant to return to Bancorp the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant's termination of employment with Bancorp.

          16.6 OTHER BANCORP BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Bancorp or a Subsidiary unless expressly so provided by the Award Agreement or by such other plan or arrangements. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Bancorp or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Bancorp or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees for their service with Bancorp and its Subsidiaries.

          16.7 SECURITIES LAW RESTRICTIONS. No Shares shall be issued under the Plan unless counsel for Bancorp shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws.
Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          16.8 GOVERNING LAW. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Oregon.
                                     - 23 -
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                                   ARTICLE 17
                              SHAREHOLDER APPROVAL

          The amendment and restatement of the Plan effective November 17, 1994, is expressly subject to the approval of the Plan, as amended and restated, by the holders of a majority of the Shares present, or represented, and entitled to vote on such approval at the 1995 annual meeting of Bancorp's shareholders.
                                     - 24 -